EXHIBIT 24
LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

TO WHOM IT MAY CONCERN:

Pursuant to the authorization set forth in the instructions for the filing of Form 3, Form 4, and
Form 5, respectively (hereinafter referred to as the "Reports"), under the requirements of the
Securities Exchange Act of 1934, as amended, the undersigned hereby designates and authorizes each of STEPHEN W. GAUSTER, TIMOTHY J. RING, ANTHONY LUKASZEWSKI and ANNA
NAZARENKO to execute and file, or cause to be filed, such Reports, and any amendments thereto, on behalf of the undersigned, with the Securities and Exchange Commission and any other proper bodies at any time when the filing of said Reports is in order, containing such information as TIMOTHY J. RING, ANTHONY LUKASZEWSKI and ANNA
NAZARENKO may deem advisable.

The authority of TIMOTHY J. RING, ANTHONY LUKASZEWSKI and ANNA
NAZARENKO under this authorization shall continue until the undersigned is no longer required to file Reports with regard to the undersigned's ownership of or transactions in securities of MetLife, Inc., unless earlier revoked by the undersigned in writing.

The undersigned acknowledges that TIMOTHY J. RING, ANTHONY LUKASZEWSKI and ANNA NAZARENKO are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934, as amended.

Signature: /s/ Stephen W. Gauster

Name: STEPHEN W. GAUSTER

Date: June 1, 2021